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                                                                      Exhibit 21
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
                                        State or County of                           Percentage of Voting Securities
                                        Incorporation or                             Directly or Indirectly Owned
                                          Organization                                      by the Company
Subsidiaries:

     BlueLine Software, Inc.              Minnesota                                                100%

     Apertus Technologies Canada Inc.     Canada                                                   100%

     Systems Strategies, Inc.             New York                                                 100%

     Systems Strategies Limited           United Kingdom                                           100%
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